Exhibit 3.53

(TO BE EXECUTED IN DUPLICATE) ARTICLES OF INCORPORATION OF Millcreek Schools Inc.

We, the undersigned natural persons of the age of twenty-one years or more, acting as incorporators of a corporation under the Mississippi Business Corporation Act, adopt the following Articles of Incorporation for such corporation:

FIRST: The name of the corporation is	MILLCREEK SCHOOLS INC.

SECOND: The period of its duration is	NINTY-NINE (99) Years

(May not exceed 99 years)

THIRD: The specific purpose or purposes for which the corporation is organized stated in general terms are:

( SEE EXHIBIT “A” ATTACHED HERETO )

(It is not necessary to set forth in the Articles of Incorporation any of the powers set forth in section 4 of the Mississippi Business Corporation Act).

(Use the following if the shares are to consist of one class only)

FOURTH: The aggregate number of shares which the corporation shall have authority to issue is 1,000 shares of common stock of the par value of                     ONE                                  Dollars ($        1.00        ) each (or without par value) (par value or sales price shall not be less than $1.00 per share) (If no par shares are set out, then the sales price per share, if desired)

(Use the following if the shares are divided into classes)

FOURTH: The aggregate number of shares which the corporation is authorized to issue is         N/A        , divided into     N/A     classes. The designation of each class, the number of shares of each class and the par value, if any, of the shares of each class, or a statement that the shares of any class are without par value, are as follows:

Number of Shares	Class	Series (If any)	Par Value per Share or Statement That Shares are Without Par Value

N/A	N/A	N/A	N/A

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The preferences, limitations and relative rights in respect of the shares of each class and the variations in the relative rights and preferences as between series of any perferred or special class in series are as follows: (Insert a statement of any authority to be vested in the board of directors to establish series and fix and determine the variations in the relative rights and preferences as between series)

–NONE–

FIFTH: The corporation will not commence business until consideration of the value of at least $1,000 has been received for the issuance of shares.

SIXTH: Provisions granting to shareholders the preemptive right to acquire additional or treasury shares of the corporation are:

–NONE–

SEVENTH: The post office address of its initial registered office is	900 First Avenue

North West, P. O. Box 608,	Magee,	Mississippi
(Street and Number)	(City)	(State)

39111	, and the name of its initial registered agent at such address is	Ras Keys

EIGHTH: The number of directors constituting the initial board of directors of the corporation, which must be not less than three (3), is                     four (4)                                                      and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

NAME	STREET AND POST OFFICE ADDRESS

Ras Keys	900 1st Ave., Magee, Ms. 39111

Dr. James O. Stephens	P. O. Box 545, Magee, Ms. 39111

Carolyn Terrell Stephens	P. O. Box 545, Magee, Ms. 39111

Pauline S. Keys	446 Colonial Drive, Magee, Ms. 39111

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NINTH: The name and post office address of each incorporator is:

NAME	STREET AND POST OFFICE ADDRESS

Ras Keys	900 1st Avenue, N.W.
P. O. Box 608 Magee, MS 39111
Doctor J. O. Stephens	P. O. Box 545 Magee, MS 39111

(Here set forth any provision, not inconsistent with law, which is desired to be set forth in the Articles: Including, any provision restricting the transfers of shares or any provision required or permitted to be set forth in the by-laws)

–None–

Dated June 2 , 19 81

/s/ Ras Keys
RAS KEYS

/s/ J. O. Stephens
J. O. STEPHENS
Incorporators

ACKNOWLEDGMENT

STATE OF MISSISSIPPI	}
County of SIMPSON

This day personally appeared before me, the undersigned authority	RAS KEYS

and	,	DOCTOR J. O. STEPHENS	,	XXXXXXXXXXXXXXXXXXXXXXX

XXXXXXXXXXXXXXXXXXXXXXX	,	XXXXXXXXXXXXXXXXXXXXXX	,	XXXXXXXXXXXXXXXXXXXXXXX

incorporators of the corporation known as the	MILLCREEK SCHOOLS, INC.

who acknowledged that they signed and executed the above and foregoing articles of Incorporation as their

act and deed on this the	2nd	day of	JUNE	,	19	81

/s/ [Illegible signature]
Notary Public

My Commission expires: Sept. 8, 1984

(NOTARIAL SEAL)

Note: On all addresses the street and number must be shown if there is a street or number)

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Exhibit A”

To engage in and carry on the business of operating a residential or day school providing remedial educational services through classroom instruction, personalized instruction, and other activities or methods of instruction which will serve to promote the remedial educational process and to teach and instruct others in the methods of remedial education.

To have full authority to acquire, hold, own, mortgage, sale, assign, transfer, invest, trade, lease, and deal in or with any and all property owned by the corporation, and to perform all acts, and do all things necessary to acquire title to any such property or dispose of same in the general operation or conduct of the business of said corporation. In order to promote the business of said corporation for the aforesaid purposes, the corporation shall have the right to own, operate or franchise one or more places of business, and without limit or restriction to hold, own, purchase, convey, lease, rent, encumber, borrow upon and give notes and deeds of trust or other forms of indebtedness as to real or personal property, and to deal generally in real, personal, and mixed property, all in such manner and upon such terms as the officers of this corporation shall deem necessary or proper.

To do everything necessary, suitable, and proper for the accomplishment of any of the purposes or the attainment of any of the objectives or the furtherance of the powers heretofore, or hereinafter set forth, either alone or in association with other corporations, firms, and individuals, and do every other act, or acts, thing or things, incidential to or growing out of or connected with the aforesaid business, or any part thereof.

F0012 – Page 1 of 3	OFFICE OF THE MISSISSIPPI SECRETARY OF STATE P.O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1333 Articles of Amendment

The undersigned persons, pursuant to Section 79-4-10.06 (if a profit corporation) or Section 79-11-305 (if a nonprofit corporation) of the Mississippi Code of 1972, hereby execute the following document and set forth:

1. Type of Corporation

☒ Profit	☐ Nonprofit

2. Name of Corporation

Millcreek Schools, Inc.

3. The future effective date is (Complete if applicable)	N/A
4. Set forth the text of each amendment adopted.

5. If an amendment for a business corporation provides for an exchange, reclassification, or cancellation of issued shares, set forth the provisions for implementing the amendment if they are not contained in the amendment itself. (Attach page)

6. The amendment(s) was (were) adopted on

June 12, 1998	Date(s)

FOR PROFIT CORPORATION (Check the appropriate box)

Adopted by ☐	the incorporators ☐	directors without shareholder action and shareholder action was not required.

FOR NONPROFIT CORPORATION (Check the appropriate box)

Adopted by ☐	the incorporators ☐	board of directors without member action and member action was not required.

FOR PROFIT CORPORATION

7. If the amendment was approved by shareholders

(a) The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the amendment, and the number of votes of each voting group indisputably represented at the meeting were

Designation	No. of outstanding shares	No. of votes entitled to be cast	No. of votes indisputably represented
Common Stock	1,000	1,000	1,000

Rev. 01/96 (MS – 197 – 4/18/97)	C T System

F0012 – Page 2 of 3	OFFICE OF THE MISSISSIPPI SECRETARY OF STATE P.O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1333 Articles of Amendment

(b) EITHER (i) the total number of votes cast for and against the amendment by each voting group entitled to vote separately on the amendment was

Voting group	Total no. of votes cast FOR	Total no. of votes cast AGAINST

OR (ii) the total number of undisputed votes cast for the amendment by each voting group was

Voting group	Total no. of undisputed votes cast FOR the plan

and the number of votes cast for the amendment by each voting group was sufficient for approval by that voting group.

FOR NONPROFIT CORPORATION

8. If the amendment was approved by the members

(a) The designation, number of memberships outstanding, number of votes entitled to be cast by each class entitled to vote separately on the amendment, and the number of votes of each class indisputably represented at the meeting were

Designation	No. of memberships outstanding	No. of votes entitled to be cast	No. of votes indisputably represented

Rev. 01/96

F0012 – Page 3 of 3	OFFICE OF THE MISSISSIPPI SECRETARY OF STATE P.O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1333 Articles of Amendment

(b) EITHER (i) the total number of votes cast for and against the amendment by each class entitled to vote separately on the amendment was

Voting class	Total no. of votes cast FOR	Total no. of votes cast AGAINST

OR (ii) the total number of undisputed votes cast for the amendment by each class was

Voting class	Total no. of undisputed votes cast FOR the amendment

and the number of votes cast for the amendment by each voting group was sufficient for approval by that voting proud.

By:	Signature	/s/ Kevin P. Sheehan	(Please keep writing within blocks)

	Printed Name	Kevin P. Sheehan	Title	President & CEO

Rev. 01/96

Articles of Amendment

Millcreek Schools, Inc.

Attachment:

4.	Article Eighth of the Articles of Incorporation is hereby deleted in its entirety.

Business ID: 212006 Date Filed: 11/14/2011 12:00 PM C. Delbert Hosemann, Jr. Secretary of State

ARTICLES OF AMENDMENT TO

CERTIFICATE OF INCORPORATION

OF

MILLCREEK SCHOOLS, INC.

In accordance with the provisions of the Mississippi Business Corporation Act (the “Act”), Millcreek Schools, Inc. (the “Corporation”), organized and existing under and by virtue of the provisions of the Act and all amendments thereto, does hereby submit this Amendment to its Certificate of Incorporation:

1.	The name of the corporation is Millcreek Schools, Inc.

2.	Section 8 of the Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

“EIGHTH: The number of directors of the Corporation shall be one or more, who will be elected at the annual shareholder meeting or such other time as the shareholder may determine. Each director shall hold office until director’s successor is elected and qualified or until such director’s earlier resignation or removal.”

3.	This amendment is duly authorized and adopted by the sole shareholder by written consent action taken effective as of September 30, 2011.

4.	The corporation has 1,000 shares of common stock outstanding and entitled to vote on this amendment, all of which were voted in favor of the amendment.

5.	This Amendment, which will constitute an amendment to the Certificate of Incorporation, is to be effective when filing with the Commission.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment this the 10th day of November, 2011.

MILLCREEK SCHOOLS, INC.

By:	/s/ Christopher L. Howard
Christopher L. Howard Vice President and Secretary

8088143.1